UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 8, 2016

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54959	20-3937596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1805 SE Martin Luther King Jr Blvd.	97214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02   Election of Directors; Appointment of Principal Officers.

Departure of Director

On September 8, 2016, Lenny Gotter tendered his resignation as a director. Mr. Gotter’s resignation as a director was not because of any disagreements with Eastside Distilling, Inc. on matters relating to its operations, policies and practices.

Appointment of Director

On September 8, 2016, the Board appointed Lawrence Hirson as a director to fill a vacancy which currently exists on the Board. Mr. Hirson will serve as directors until this successor is duly elected and qualified. Mr. Hirson will serve on our newly formed Compensation Committee and on our Corporate Governance Committee.

Lawrence Hirson is a director of Eastside Distilling, Inc. Since 2010, Mr. Hirson has served CEO of The WATB Group, which offers consultative management expertise to businesses seeking accelerated growth. In this capacity, he currently serves as an advisor to the board of Indi.com, as well as a number of other privately-held companies. He is also manager of WATB ISA, LLC, which makes select investments in public and private companies, including Eastside Distilling (as disclosed below). Since 2008, he has also served as chairman of H&L Russel, Ltd, a UK-based product innovator and distributor of storage and houseware products to UK hospitality chains. In 2000, he co-founded Protect-A-Bed, a worldwide leader in mattress protection, where in eight years as president grew annual revenues to $60 million. He previously served as president of Granton Marketing in conjunction with DS Max, a direct marketing firm with more than 100 offices and 4,000 salespeople in South Africa. Earlier in his career, he was founder and president of Supreme Car & Truck Hire, an industry innovator based in South Africa, as well as was founder and president of Superformance, a franchised auto repair chain headquartered in Southern California. He received his Bachelor of Science degree from the University of Cape Town, South Africa

On June 9, 2016, pursuant to a Subscription Agreement executed by an entity for which Mr. Hirson has voting and investment control, such entity purchased 10,000,000 Units of Common Stock and Warrants in a private placement at a purchase price of $0.05 per Unit, each Unit consisting of one share of Common Stock and a Warrant to purchase one share of Common Stock with an exercise price of $0.10 per share, for a total purchase price of $500,000.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(c)    Exhibits.

                            99.1      Resignation of Lenny Gotter as a director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.

(Registrant)

Date: September 14, 2016	By:	/s/ Steven Earles
Steven Earles
President and Chief Executive Officer